Exhibit 99.1

Constellation Pharmaceuticals Provides Interim Update of Data for CPI-0610 in ASCO and EHA Abstracts

•	Data published in two abstracts suggest that CPI-0610 may have potential disease-modifying effects in treating myelofibrosis

•	All ten evaluable patients experienced spleen volume reductions

•	Improvements in symptom scores, bone marrow fibrosis, and hemoglobin levels also seen

•	Two transfusion dependent patients became transfusion independent

•	Additional data based on a more recent data cut will be presented at ASCO on June 3 and EHA on June 15

CAMBRIDGE, Massachusetts, May 16, 2019 – Constellation Pharmaceuticals, Inc. (Nasdaq: CNST) today announced that two abstracts relating to the MANIFEST clinical trial of CPI-0610 for myelofibrosis – one in association with the American Society for Clinical Oncology (ASCO) annual meeting and the other in association with the European Hematology Association (EHA) annual meeting – published online. The abstracts include an analysis based on a data cutoff of January 17, 2019, from 18 enrolled patients. Upcoming presentations at ASCO and EHA will reflect an analysis of a larger patient population based on a data cutoff of April 17, 2019.

MANIFEST is an open-label Phase 2 clinical trial of CPI-0610 in patients with myelofibrosis (MF), a rare cancer of the bone marrow that disrupts the body’s normal production of blood cells. Constellation is evaluating CPI-0610, either as a monotherapy or in combination with ruxolitinib, in a second-line setting in patients with MF who are refractory to or intolerant of or have relapsed or lost response to ruxolitinib. Patients in the two second-line arms are being stratified based on transfusion dependent status. The primary endpoint for the cohorts with transfusion-dependent patients is conversion to transfusion independence for 12 consecutive weeks. The primary endpoint for the patients who were non-transfusion dependent at baseline is spleen volume reduction. In addition, the Company added a third arm designed to evaluate treatment with CPI-0610 in combination with ruxolitinib as a first-line therapy in JAK 1/2-inhibitor-naïve MF patients.

Data Highlights From Abstracts

Below are highlights of data on second-line patients in the ASCO and EHA abstracts, which published on May 15 and May 16, respectively.

•	Spleen volume reductions as measured by MRI occurred in all ten evaluable patients and ranged from 6% to 44%.

•	Symptom improvements were observed.

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Out of the four patients who received bone marrow assessments, three had a one-grade improvement in bone marrow fibrosis and had hemoglobin increases of ≥1.5 g/dL for ≥12 weeks without transfusions. The fourth patient had a one-grade improvement in the bone marrow reticulin score. All of these score improvements were based on a scale of 0-3.

•	Two of the four patients with bone marrow assessments were transfusion dependent at baseline, and both of these patients became transfusion independent.

•	Hemoglobin increases of ≥1.5 g/dL occurred in both of two evaluable patients on monotherapy and three of nine patients on the combination with ruxolitinib.

•

CPI-0610, both as monotherapy and in combination with ruxolitinib, was generally well tolerated. The most common side effects were Grade 1 / 2 diarrhea, nausea / vomiting, and reversible and non-cumulative thrombocytopenia.

“Interim data from the MANIFEST trial indicate that CPI-0610 has been generally well-tolerated, with promising therapeutic activity for the treatment of myelofibrosis,” said Adrian Senderowicz, Chief Medical Officer at Constellation Pharmaceuticals. “In addition to spleen and symptom improvement in these refractory patients, we are pleased to see an array of clinical data suggesting the potential for disease-modifying effects, such as improved hematopoietic function, conversion to transfusion independence, and improvement in bone marrow fibrosis. We look forward to providing further updates of the MANIFEST trial at both ASCO and EHA.”

ASCO Poster Presentation

TITLE: A Phase 2 Study of CPI-0610, a Bromodomain and Extraterminal Protein Inhibitor (BETi) alone or with Ruxolitinib (RUX), in Patients with Myelofibrosis (MF)

Poster Session: Hematologic Malignancies—Leukemia, Myelodysplastic Syndromes, and Allotransplant

Date and Time: Monday, June 3, 2019, 8:00 AM CDT (9:00 AM EDT)

Dr. Marina Kremyanskaya of the Mount Sinai School of Medicine, an investigator in the MANIFEST clinical trial, will present a poster with updated details of interim data at the American Society for Clinical Oncology (ASCO) annual meeting. The data to be presented in the poster were gathered from 44 patients enrolled as of April 17, 2019. Twelve patients received 24-week assessments and 16 patients received 12-week assessments. Among the parameters being assessed were spleen volume reduction, total symptom scores, transfusion dependence, bone marrow fibrosis, and safety.

EHA Oral Presentation

TITLE: CPI-0610, A Bromodomain and Extraterminal Domain (BET) Inhibitor, Reduces Proinflammatory Cytokines, Bone Marrow Fibrosis and the Number of Transfusions in Myelofibrosis Patients

Session: New Agents in MPN

Date and Time: June 15, 12:15 PM CEST (6:15 AM EDT)

Dr. Ronald Hoffman of Mt. Sinai Health System, an investigator in MANIFEST, will make an oral presentation on these updated interim data at the European Hematology Association (EHA) annual meeting on June 15 at 12:15 PM CEST.

Investor Event. Constellation will also host an investor meeting and conference call to discuss these interim data on June 4 at 7:00 AM CDT. This event will include participation by Dr. Srdan Verstovsek, a medical oncologist at the University of Texas MD Anderson Cancer Center who is an investigator in the MANIFEST trial, and Dr. Raajit Rampal, hematologic oncologist at Memorial Sloan Kettering Cancer Center. Details will be announced later.

About Constellation Pharmaceuticals

Constellation Pharmaceuticals is a clinical-stage biopharmaceutical company developing novel therapeutics that selectively modulate gene expression to address serious unmet medical needs in patients with cancer. The Company has a deep understanding of how epigenetic and chromatin modifications in cancer cells and in the tumor and immune microenvironment play a fundamental role in driving disease progression and drug resistance. Constellation is driving development of the EZH2 inhibitors CPI-1205 and CPI-0209 for the treatment of metastatic castration-resistant prostate cancer and other cancers as well as the BET inhibitor CPI-0610 for the treatment of myelofibrosis. The Company is also applying its broad research and development capabilities to explore other novel targets that directly and indirectly impact gene expression to fuel a sustainable pipeline of innovative small-molecule product candidates.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties, including statements regarding the implications of preliminary clinical data, the development status of the Company’s product candidates, the Company’s plans for future data presentations, its anticipated achievement of milestones, including determination of proof of concept and its financial guidance regarding the period in which it will have capital available to fund its operations. All statements, other than statements of historical facts, contained in this press release, including statements regarding the Company’s strategy, future operations, future financial position, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with Constellation’s ability to: obtain and maintain necessary approvals from the FDA and other regulatory authorities; continue to advance its product candidates in clinical trials; whether preliminary or interim results from a clinical trial will be predictive of the final results of the trial; replicate in later clinical trials positive results found in preclinical studies and early-stage clinical trials of CPI-1205, CPI-0610 and its other product candidates; advance the development of its product candidates under the timelines it anticipates, or at all, in current and future clinical trials; obtain, maintain or protect intellectual property rights related to its product candidates; manage expenses; and raise the substantial additional capital needed to achieve its business objectives. For a discussion of other risks and uncertainties, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the “Risk Factors” section, as well as discussions of potential risks, uncertainties, and other important factors, in the Company’s most recent filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof and should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. CPI-1205, CPI-0610, CPI-0209, and other product candidates are investigational in nature and have not yet been approved by the FDA or other regulatory authorities.

Contact

Ronald Aldridge

Senior Director, Investor Relations

Constellation Pharmaceuticals

+1 617-714-0539

ron.aldridge@constellationpharma.com

Lauren Arnold

Media Relations

MacDougall Biomedical Communications

+1 781-235-3060

larnold@macbiocom.com